EXHIBIT 5

                           LAW OFFICE
                               OF
                        STEWART A. MERKIN
                         ATTORNEY AT LAW
                     RIVERGATE PLAZA, SUITE 300
                       444 BRICKELL AVENUE
                       MIAMI, FLORIDA 33131
                   e-mail: merkin@merkinlaw.net

 Tel.: (305) 357-5556                                  Fax: (305) 358-2490

February 22, 2007

Med Gen, Inc.
7284 W. Palmetto Park Road, Suite 207
Boca Raton, Florida 33433

Dear Sir:

I have acted as special counsel to Med Gen, Inc., a Nevada corporation (the "Corporation"), in connection with the offering of 300,000,000 shares of its Common Stock to consultants and employees of the Corporation. The offering of the shares is to be made pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement".)

Please be advised that I am of the opinion that the Corporation's Common Stock has been duly authorized by the Corporation and, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be validly issued by the Corporation and fully paid and non-assessable.

I consent to the use of our name in the Registration Statement and the filing of this letter as an exhibit to the Registration Statement.


Very truly yours,

/s/Stewart A. Merkin, Esq.
------------------------------
Stewart A. Merkin, Esq., P.A.



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